Exhibit 10.3
FIRST AMENDMENT OF THE KAYDON CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT TRUST
This First Amendment of the Kaydon Corporation Supplemental Executive Retirement Trust, dated as of March 3, 1998 (the “Trust Agreement”), by and between Kaydon Corporation (the “Company”) and Wachovia Bank, N.A. (the “Trustee” and together with the Company, the “Parties”), is hereby made as of the 23rd day of October, 2008, by and between the Company and the Trustee:
WHEREAS, Section 6.3 of the Trust Agreement authorizes the Company and Trustee to amend the Trust Agreement via a writing signed by the Parties; and
WHEREAS, the Parties desire to amend the Trust Agreement to ensure that the Trust is operated in accordance with Section 409A(b)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).
NOW, THEREFORE, the Parties hereby agree that Section 1(g) is added to the Trust Agreement as follows, effective immediately:
(g) Prohibition on Trust Funding During any Restricted Period. Notwithstanding anything in this Trust to the contrary, no contributions shall be made to the Trust during any “restricted period” within the meaning of Section 409A(b)(3)(B) of the Internal Revenue Code of 1986, as amended, or any successor provision.
IN WITNESS WHEREOF, the parties hereto have executed this First Amendment and such First Amendment shall be effective as of the date first above written.

KAYDON CORPORATION

By:	/s/ Debra K. Crane

	Its	Vice President and General Counsel

WACHOVIA BANK, N.A.

By:	/s/ Stephen Howell

	Its	Vice President, Relationship Manager